Exhibit 99.1

ProFrac Holding Corp. Reports Third Quarter 2023 Financial and Operational Results

WILLOW PARK, Texas, Nov. 9, 2023 /PRNewswire/ -- ProFrac Holding Corp. (NASDAQ: ACDC) ("ProFrac", or the "Company") today announced financial and operational results for its third quarter ended September 30, 2023.

Third Quarter 2023 Results and Recent Highlights

  Total revenue was $574.2 million compared to $709.2 million in the second quarter of 2023
  Net loss was $17.9 million compared to a net loss of $4.6 million in the second quarter of 2023
  Adjusted EBITDA(1) was $149.3 million
  Net cash provided by operating activities was $123.6 million
  Free cash flow was $72.6 million, which combined with the preferred equity issuance, reduced net debt by $122.9 million(2)
  Further right-sized active fleet count in August to optimize calendar efficiencies, increase utilization and reduce costs
  Issued $50 million of perpetual preferred equity securities convertible into ProFrac Holding Corp. Class A common stock at a conversion price of $20.00 per share, subject to adjustment, to The Wilks Family

Matt Wilks, ProFrac's Executive Chairman, stated, "After right-sizing our fleet count and our overall support structure, we believe we have realized the synergies from our acquisitions and positioned the company to capitalize on the operating leverage this business has when we experience incremental customer demand.

"We are now focused on pursuing dedicated agreements in 2024 with operators under contracted terms. Driven by our recent successes in the ongoing RFP season, we expect to be in a position to increase our fleet count in the first quarter, with the majority of those fleets having already been committed.

"In addition, the first step to unlocking the potential of our Proppant Production segment is well underway. We are marketing all eight mines for the first time in an RFP process, and we are seeing positive results to date. We anticipate having more contracts with third parties, in addition to volumes demanded from ProFrac and spot customers. We expect this to greatly increase the utilization of our mining assets and lower our mining costs per ton.

"Our current visibility gives us confidence that 2024 will be much improved over 2023. We are well-positioned and excited for the coming year," concluded Wilks.

Third Quarter 2023 Financial Results

For the third quarter of 2023, consolidated revenues totaled $574.2 million, down approximately 19% sequentially. The decrease was driven primarily by a lower average active fleet count and associated material sales, when compared to the second quarter of 2023.

Selling, general, and administrative costs were $61.0 million in the third quarter, of which $6.6 million was related to Flotek and $4.4 million was related to stock-based compensation.

Net loss for the third quarter was $17.9 million, and basic and diluted loss per Class A common share was $0.21.

In the third quarter, Adjusted EBITDA was $149.3 million, a decrease of 18% from the $182.5 million in the second quarter.

Net cash from operating activities was $123.6 million in the third quarter.

Business Segment Information

The Stimulation Services segment generated revenues of $489.5 million in the third quarter of 2023, which resulted in $93.3 million of Adjusted EBITDA.

The Proppant Production segment generated revenues of $98.4 million in the third quarter of 2023, which resulted in $51.6 million of Adjusted EBITDA. Approximately 29% of the Proppant Production segment's revenue was intercompany.

The Manufacturing segment generated revenues of $43.8 million in the third quarter of 2023, which resulted in $1.6 million of Adjusted EBITDA. Approximately 97% of the Manufacturing segment's revenue was intercompany.

Our Other Business Activities generated revenues of $48.6 million in the third quarter of 2023, which resulted in $2.8 million of Adjusted EBITDA. The Other Business Activities solely relate to the results of Flotek.

Capital Expenditures and Capital Allocation

Cash capital expenditures in the third quarter totaled $52.6 million. During the third quarter, the Company decided to further reduce capital expenditures to help the Company maintain its target return thresholds on capital investments. The Company now expects to incur approximately $280 - $290 million of capital expenditures in 2023.

Balance Sheet and Liquidity

Total net debt outstanding as of September 30, 2023 was $1,055.8 million, a reduction of approximately $122.9 million from the prior quarter.

Total cash and cash equivalents as of September 30, 2023 was $25.1 million, $4.5 million was related to Flotek.

As of September 30, 2023 the Company had $136.6 million of liquidity, including $20.6 million in cash and cash equivalents, excluding Flotek, and $116.0 million of availability under its asset-based credit facility.

Footnotes

(1)

Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles ("GAAP") (a "Non-GAAP Financial Measure").  Please see "Non-GAAP Financial Measures" at the end of this news release.

(2)	Free Cash Flow is a Non-GAAP Financial Measure. Please see "Non-GAAP Financial Measures" at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on Thursday, November 9, 2023 at 11:00 a.m. Eastern time / 10:00 a.m. Central time. Please dial 412-902-0030 and ask for the ProFrac Holding Corp. call at least 10 minutes prior to the start time of the call, or listen to the call live over the Internet by logging on to the website at the address https://ir.pfholdingscorp.com/news-events/ir-calendar. A telephonic replay of the conference call will be available through November 16, 2023 and may be accessed by calling 201-612-7415 and using passcode 13735084#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated, innovation-driven energy services holding company providing hydraulic fracturing, proppant production, other completion services and other complementary products and services to leading upstream oil and natural gas companies engaged in the exploration and production ("E&P") of North American unconventional oil and natural gas resources throughout the United States. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies' most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce "greenhouse gas" emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. ProFrac Corp. operates in three business segments: stimulation services, proppant production and manufacturing. For more information, please visit the ProFrac's website at www.pfholdingscorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, the reader can identify forward-looking statements by words such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," or similar words. Forward-looking statements relate to future events or the Company's future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company's strategies and plans for growth; the Company's positioning, resources, capabilities, and expectations for future performance; customer, market and industry expectations; the Company's pursuit of dedicated agreements in 2024 with operators under contracted terms; the Company's continued success in the RFP process; the Company's ability to increase the utilization of its mining assets and lower our mining costs per ton; the Company's intention to increase the number of fully integrated fleets; the Company's currently expected guidance regarding its 2023 financial and operational results; the Company's ability to earn its targeted rates of return; the Company's currently expected guidance regarding its planned capital expenditures; statements regarding the Company's liquidity; the Company's anticipated timing for operationalizing and amount of contribution from its fleets and its sand mines; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company's outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability to achieve the anticipated benefits of the Company's acquisitions, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company's actions intended to achieve its 2023 financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; the failure to operationalize or utilize to the extent anticipated the Company's fleets and sand mines in a timely manner or at all; the Company's ability to deploy capital in a manner that furthers the Company's growth strategy, as well as the Company's general ability to execute its business plans; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services; global and regional economic and financial conditions; the effectiveness of the Company's risk management strategies; the transition to becoming a public company; and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under "Non-GAAP Financial Measures," which could cause actual results to differ materially from current expectations included in the Company's forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved, including without limitation any expectations about the Company's operational and financial performance or achievements through and including 2023. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures and should not be considered as a substitute for net income (loss) or net cash from operating activities, respectively, or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA and Free Cash Flow are supplemental measures utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance. We believe Adjusted EBITDA is an important supplemental measure because it allows us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates). We believe Free Cash Flow is an important supplemental liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions, and Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment.

We view Adjusted EBITDA and Free Cash Flow as important indicators of performance. We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income tax provision, (iii) depreciation, depletion and amortization, (iv) loss on disposal of assets, (v) stock-based compensation, and (vi) other charges, such as reorganization costs, stock compensation expense and other costs related to our initial public offering, certain credit losses, (gain) or loss on extinguishment of debt, unrealized loss (or gain) on investment, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, and acquisition earn-out adjustments. We define Free Cash Flow as net cash provided by or (used in) operating activities less investment in property, plant and equipment plus proceeds from sale of assets.

We believe that our presentation of Adjusted EBITDA and Free Cash Flow will provide useful information to investors in assessing our financial condition and results of operations.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this Non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net cash provided by operating activities is the GAAP measure most directly comparable to Free Cash Flow. Free Cash Flow should not be considered as an alternative to net cash provided by operating activities. Free Cash Flow has important limitations as an analytical tool including that Free Cash Flow does not reflect the cash requirements necessary to service our indebtedness and Free Cash Flow is not a reliable measure for actual cash available to the Company at any one time. Because Free Cash Flow may be defined differently by other companies in our industry, our definition of this Non-GAAP Financial Measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The presentation of Non-GAAP Financial Measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the Non-GAAP Financial Measures of Adjusted EBITDA and Free Cash Flow to the most directly comparable GAAP financial measure for the periods indicated.

Contacts:	ProFrac Holding Corp.
Lance Turner – Chief Financial Officer
investors@profrac.com

Dennard Lascar Investor Relations
Ken Dennard / Rick Black
ACDC@dennardlascar.com

- Tables to Follow -

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheet

	September 30,	December 31,
(In thousands)	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$25.1	$35.1
Accounts receivable, net	332.3	535.5
Accounts receivable — related party, net	6.5	2.1
Inventories	271.9	249.5
Prepaid expenses and other current assets	42.8	43.2
Total current assets	678.6	865.4

Property, plant, and equipment, net	1,845.4	1,396.4
Operating lease right-of-use assets, net	94.1	112.9
Goodwill	323.2	240.5
Intangible assets, net	182.3	203.1
Investments	42.8	58.6
Deferred tax assets	-	0.4
Other assets	55.7	56.3
Total assets	$3,222.1	$2,933.6

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$341.1	$339.4
Accounts payable — related party	17.5	24.0
Accrued expenses	113.0	115.4
Current portion of long-term debt	122.8	127.6
Current portion of operating lease liabilities	31.0	36.0
Other current liabilities	70.8	25.7
Other current liabilities — related party	7.4	-
Total current liabilities	703.6	668.1

Long-term debt	902.1	735.0
Long-term debt — related party	32.2	62.8
Operating lease liabilities	67.8	81.0
Deferred tax liabilities	79.4	-
Other liabilities	75.2	36.0
Total liabilities	1,860.3	1,582.9

Series A preferred stock	57.5	-
Redeemable noncontrolling interest	-	2,462.9

Stockholders' equity (deficit):
Preferred stock	-	-
Class A common stock	1.5	0.5
Class B common stock	-	1.0
Additional paid-in capital	1,171.3	-
Retained earnings (accumulated deficit)	77.5	(1,185.9)
Accumulated other comprehensive loss	(0.2)	-
Total stockholders' equity (deficit) attributable to ProFrac Holding Corp.	1,250.1	(1,184.4)
Noncontrolling interests	54.2	72.2
Total stockholders' equity (deficit)	1,304.3	(1,112.2)
Total liabilities, temporary equity, and stockholders' equity (deficit)	$3,222.1	$2,933.6

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
(In thousands)	2023	2023	2022	2022	2023	2022

Revenues	$574.2	$709.2	$696.7	$589.8	$2,140.9	$1,631.5

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	368.5	467.8	392.0	339.2	1,382.2	967.7
Selling, general, and administrative	61.0	70.3	64.5	83.5	209.2	169.0
Depreciation, depletion and amortization	111.5	108.9	69.1	64.4	330.7	178.1
Acquisition and integration costs	2.6	5.2	5.8	4.1	20.1	22.9
Other operating expense, net	10.1	3.3	0.6	6.1	17.8	6.6
Total operating costs and expenses	553.7	655.5	532.0	497.3	1,960.0	1,344.3

Operating income	20.5	53.7	164.7	92.5	180.9	287.2

Other (expense) income:
Interest expense, net	(40.2)	(41.0)	(16.3)	(13.4)	(116.1)	(39.0)
(Loss) gain on extinguishment of debt	-	-	(0.2)	(8.8)	4.1	(17.3)
Other (expense) income, net	(4.9)	(7.7)	(1.0)	1.0	(22.0)	8.2

(Loss) income before income taxes	(24.6)	5.0	147.2	71.3	46.9	239.1
Income tax benefit (expense)	6.7	(9.6)	(7.9)	(3.9)	(9.6)	(12.4)

Net (loss) income	$(17.9)	$(4.6)	$139.3	$67.4	$37.3	$226.7

Less: net income attributable to ProFrac Predecessor	-	-	-	(54.0)	-	(73.6)
Less: net (income) loss attributable to noncontrolling interests	(6.6)	1.5	11.8	8.7	(0.9)	20.1
Less: net income attributable to redeemable noncontrolling interests	-	0.2	(107.1)	(15.5)	(41.8)	(122.6)

Net (loss) income attributable to ProFrac Holding Corp.	$(24.5)	$(2.9)	$44.0	$6.6	$(5.4)	$50.6
Net (loss) income attributable to Class A common shareholders	$(33.1)	$(2.9)	$44.0	$6.6	$(14.0)	$50.6

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flow

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2023	2023	2022	2023	2022

Cash flows from operating activities:
Net income	$(17.9)	$(4.6)	$139.3	$37.3	$226.7
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	111.5	108.9	69.1	330.7	178.1
Amortization of acquired contract liabilities	(16.4)	(16.5)	-	(41.0)	-
Stock-based compensation	4.4	9.8	12.9	27.3	53.3
(Gain) loss on disposal of assets, net	(1.3)	(0.5)	0.6	(0.3)	2.6
Non-cash (gain) loss on extinguishment of debt	-	-	0.3	(4.1)	10.5
Amortization of debt issuance costs	5.9	6.8	2.0	18.8	4.7
Acquisition earnout adjustment	-	(3.6)	-	(6.6)	-
Unrealized loss (gain) on investments, net	5.1	9.3	-	24.1	(8.5)
Deferred tax expense	5.0	-	1.4	5.0	2.4
Other non-cash items, net	-	-	-	0.1	-
Changes in operating assets and liabilities:	27.3	44.1	(53.5)	119.5	(213.2)
Net cash provided by operating activities	123.6	153.7	172.1	510.8	256.6

Cash flows from investing activities:
Acquisitions, net of cash acquired	-	(18.2)	(97.7)	(461.8)	(354.9)
Investment in property, plant & equipment	(52.6)	(98.1)	(123.4)	(233.9)	(239.5)
Proceeds from sale of assets	1.6	0.4	0.5	3.0	46.6
Investment in unconsolidated affiliate	-	-	-	-	(47.2)
Initial investment in Flotek	-	-	-	-	(10.0)
Other investments	-	-	(20.9)	-	(24.8)
Net cash used in investing activities	(51.0)	(115.9)	(241.5)	(692.7)	(629.8)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	14.5	0.2	231.3	334.7	818.8
Repayments of long-term debt	(23.4)	(57.0)	(18.0)	(98.6)	(515.8)
Borrowings from revolving credit agreements	355.3	457.9	56.5	1,219.9	253.7
Repayments to revolving credit agreements	(469.5)	(482.9)	(199.8)	(1,315.4)	(322.7)
Payment of debt issuance costs	(0.4)	(0.1)	(9.7)	(18.9)	(33.3)
Tax withholding related to net share settlement of equity awards	-	(0.8)	-	(0.8)	-
Proceeds from issuance of Series A preferred stock	50.0	-	-	50.0	-
Payment of Series A preferred stock issuance costs	(1.1)	-	-	(1.1)	-
Member contribution	-	-	-	-	5.0
Proceeds from issuance of common stock	-	-	-	-	329.1
Payment of common stock issuance costs	-	-	-	-	(27.4)
Payment of THRC related equity	-	-	-	-	(72.9)
Net cash (used in) provided by financing activities	(74.6)	(82.7)	60.3	169.8	434.5

Net (decrease) increase in cash, cash equivalents, and restricted cash	$(2.0)	$(44.9)	$(9.1)	$(12.1)	$61.3
Cash, cash equivalents, and restricted cash beginning of period	27.8	72.7	75.8	37.9	5.4
Cash, cash equivalents, and restricted cash end of period	$25.8	$27.8	$66.7	$25.8	$66.7

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
(In thousands)	2023	2023	2022	2022	2023	2022

Net (loss) income	$(17.9)	$(4.6)	$139.3	$67.4	$37.3	$226.7

Interest expense, net	40.2	41.0	16.3	13.4	116.1	39.0
Depreciation, depletion and amortization	111.5	108.9	69.1	64.4	330.7	178.1
Income taxes	(6.7)	9.6	7.9	3.9	9.6	12.4
(Gain) loss on disposal of assets, net	(1.3)	(0.5)	0.6	2.2	(0.3)	2.6
(Gain) loss on extinguishment of debt	-	-	0.2	8.8	(4.1)	17.3
Acquisition earnout adjustment	-	(3.6)	-	-	(6.6)	-
Stock-based compensation	2.3	2.4	2.7	1.5	7.6	4.2
Stock-based compensation related to deemed contributions	2.1	7.4	10.2	38.9	19.7	49.1
Provision for credit losses, net of recoveries	-	-	-	-	0.1	-
Severance charges	1.1	-	-	(0.1)	1.1	-
Acquisition and integration costs	2.6	5.2	5.8	4.1	20.1	22.9
Litigation expenses and accruals for legal contingencies	10.3	7.4	-	4.0	23.5	4.0
Unrealized loss (gain) on investments, net	5.1	9.3	-	(0.4)	24.1	(8.5)
Adjusted EBITDA	$149.3	$182.5	$252.1	$208.1	$578.9	$547.8

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
(In thousands)	2023	2023	2022	2022	2023	2022

Revenues
Stimulation services	$489.5	$608.2	$668.6	$576.5	$1,887.9	$1,581.3
Proppant production	98.4	109.8	24.7	17.5	290.4	54.6
Manufacturing	43.8	31.1	48.7	34.9	142.0	115.6
Other	48.6	51.7	46.9	15.3	149.5	62.2
Total segments	680.3	800.8	788.9	644.2	2,469.8	1,813.7
Eliminations	(106.1)	(91.6)	(92.2)	(54.4)	(328.9)	(182.2)
Total revenues	$574.2	$709.2	$696.7	$589.8	$2,140.9	$1,631.5

Adjusted EBITDA
Stimulation services	$93.3	$122.9	$249.5	$196.2	$421.9	$519.3
Proppant production	51.6	57.8	9.2	12.5	150.7	29.6
Manufacturing	1.6	3.1	4.5	6.8	12.7	17.4
Other	2.8	(1.3)	(11.1)	(7.4)	(6.4)	(18.5)
Adjusted EBITDA for reportable segments	$149.3	$182.5	$252.1	$208.1	$578.9	$547.8

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	September 30,	December 31,
(In thousands)	2023	2022

Current portion of long-term debt	$122.8	$127.6
Long-term debt	902.1	735.0
Long-term debt — related party	32.2	62.8
Total debt	1,057.1	925.4

Plus: Unamortized debt issuance costs	23.8	34.0
Total gross debt	1,080.9	959.4

Less: Cash and cash equivalents	(25.1)	(35.1)
Net debt	$1,055.8	$924.3

ProFrac Holding Corp. (NasdaqGS: ACDC)
Free Cash Flow

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2023	2023	2022	2023	2022

Net cash provided by operating activities	$123.6	$153.7	$172.1	$510.8	$256.6

Investment in property, plant & equipment	(52.6)	(98.1)	(123.4)	(233.9)	(239.5)
Proceeds from sale of assets	1.6	0.4	0.5	3.0	46.6

Free cash flow	$72.6	$56.0	$49.2	$279.9	$63.7